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                 CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES INC.

                                                                      EXHIBIT 23

                                  [LETTERHEAD]

                                 March  20, 2002

Permian Basin Royalty Trust
Bank of America, N.A., Trustee
901 Main Street
Dallas, Texas

Gentlemen:

         Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the Permian Basin Royalty Trust Securities and Exchange Commission Form 10-K for the year ending December 31, 2001 and in the Permian Basin Royalty Trust Annual Report for the year ending December 31, 2001, based on reserve reports dated March 20, 2002 prepared by Cawley, Gillespie & Associates, Inc.


Submitted,


                                         /s/ CAWLEY, GILLESPIE & ASSOCIATES
                                      ------------------------------------------
                                         CAWLEY, GILLESPIE & ASSOCIATES, INC.